UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2007

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) Tidewater Inc. (the “Company”) previously reported that its Executive Vice President, Secretary and General Counsel, Cliffe F. Laborde, submitted his resignation to be effective June 29, 2007. Mr. Laborde has been employed by the Company for more than 15 years.

On May 30, 2007, the Compensation Committee of the Board of Directors of the Company recommended and on May 31, 2007, the Board of Directors approved an amendment to the terms of all of the 17,125 shares of unvested restricted stock held by Mr. Laborde to provide that Mr. Laborde will not forfeit his unvested restricted stock upon his resignation. He will be permitted to retain the shares, subject to a prohibition on sale until the originally scheduled vesting dates. These shares were originally scheduled to vest during the period beginning in fiscal 2008 and ending in fiscal 2011. The value of the shares based on the closing price of a share of Company common stock on May 30, 2007 was $1,137,271.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

	By:	/s/ J. Keith Lousteau
J. Keith Lousteau
Executive Vice President and Chief Financial Officer

Date: June 6, 2007

3